Exhibit 99.7
Express-Scripts’ CEO, George Paz (right) and Medco’s CEO, David Snow (left) announce the merger of their pharmacy benefit management companies on Thursday morning in St. Louis. The CEOs said the combined company will lead the effort to lower costs of prescription medicines for American families. Click here for Hi-Resolution Photo (JPG)

Express-Scripts’ CEO, George Paz (right) and Medco’s CEO, David Snow (left) announce the merger of their pharmacy benefit management companies on Thursday morning in St. Louis. The CEOs said the combined company will lead the effort to lower costs of prescription medicines for American families. Click here for Hi-Resolution Photo (JPG)